UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 5, 2012

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2012, Papa John’s International, Inc. (the “Company”) entered into employment agreements with members of its executive leadership team, including named executive officers Anthony N. Thompson, Executive Vice President, Global Operations and President, Global PJ Food Service;  Christopher J. Sternberg, Senior Vice President, Corporate Communications and General Counsel;  Lance F. Tucker, Senior Vice President, Chief Financial Officer and Treasurer; and  Andrew M. Varga, Senior Vice President and Chief Marketing Officer (collectively, the “Employment Agreements”).  The Employment Agreements have a three-year term and automatically renew for successive one-year terms unless either party gives written notice of termination at least 60 days prior to the expiration of the current term.  The Employment Agreements provide for a minimum annual base salary  (currently $382,500 in the case of Mr. Thompson, $336,600 in the case of Mr. Sternberg, $330,000 in the case of Mr. Tucker, and $336,600 in the case of Mr. Varga), annual cash bonus and equity awards opportunities, and benefits as afforded to similarly situated employees. During the term of the Employment Agreements, base salary increases, and the amount and terms of bonus awards and equity awards are at the discretion of the Compensation Committee of the Board of Directors.

 In the event the executive’s employment is terminated by the Company prior to the end of the term of the Employment Agreement other than for “cause” (as defined in the Employment Agreement), the executive is entitled to receive 9 months’ base salary, pro rata cash bonus for the year of termination and a credit for an additional 6 months of service for purposes of vesting in outstanding stock options and time-based restricted stock.  In the event of an executive’s termination without cause following a change in control before the end of the term of the Employment Agreement, or by the executive for “good reason” following a change in control (as defined in the Employment Agreement), the executive is entitled to receive the lesser of the total of the executive’s base salary and pro rata cash bonus through the remainder of the term or 9 months’ base salary. In the case of termination of employment due to death or disability, the Employment Agreements provide for payment of base salary through the date of termination and pro rata cash bonus.  In addition to the Employment Agreements, our equity plans provide for certain benefits upon change in control, death and disability, as previously disclosed.

The foregoing summary of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4  hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Employment Agreement between Papa John’s International, Inc., and Anthony N. Thompson dated March 5, 2012.
10.2	Employment Agreement between Papa John’s International, Inc., and Christopher J. Sternberg dated March 5, 2012.
10.3	Employment Agreement between Papa John’s International, Inc., and Lance F. Tucker dated March 5, 2012.
10.4	Employment Agreement between Papa John’s International, Inc., and Andrew M. Varga dated March 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: March 5, 2012	/s/ Christopher J. Sternberg
Christopher J. Sternberg
Senior Vice President, Corporate
Communications and General Counsel

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Employment Agreement between Papa John’s International, Inc., and Anthony N. Thompson dated March 5, 2012.
10.2	Employment Agreement between Papa John’s International, Inc., and Christopher J. Sternberg dated March 5, 2012.
10.3	Employment Agreement between Papa John’s International, Inc., and Lance F. Tucker dated March 5, 2012.
10.4	Employment Agreement between Papa John’s International, Inc., and Andrew M. Varga dated March 5, 2012.